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                               AMENDMENT NO. 15
                                      TO
                          ATLANTIC RICHFIELD COMPANY
                    1985 EXECUTIVE LONG-TERM INCENTIVE PLAN
                         _____________________________

Pursuant to the power of amendment reserved therein, the Atlantic Richfield Company 1985 Executive Long-Term Incentive Plan (the "Plan") is hereby amended, effective immediately, with respect to any Anticipatory Change of Control or Change of Control related to a merger of a subsidiary of BP Amoco p.l.c. with and into Atlantic Richfield Company, as follows:

1.   Article I, Section 2(f) of the plan is amended to read as follows:

     "(f) "Comparison Group" means:

          (i) Chevron Corporation, Conoco Inc., Exxon Mobil Corporation, Occidental Petroleum Corporation, Phillips Petroleum Company, Texaco Inc. and Unocal Corporation; provided, however, that if any member of the Comparison Group ceases to exist during a Performance Period ("Terminated Member") the Organization and Compensation Committee of the Board of Directors (the "Committee") shall designate another entity as a member of the Comparison Group ("New Member"), which entity shall have characteristics as common as possible with the existing members of the Comparison Group, as determined in the sole discretion of the Committee; provided, further that the performance of the Terminated Member shall be used to calculate the Company Performance Ranking through the date it ceased to exist and the performance of the New Member shall be used to calculate the Company Performance Ranking for the remainder of the Performance Period.

          (ii) For the 1997-1999 Performance Period, a new company will not be selected to replace Mobil Corporation. Instead, the actual TSR performance of Mobil Corporation will be used through the day the Common Stock of Mobil Corporation ceases trading on the NYSE. In addition, for the time period commencing on the date when the Common Stock of Mobil Corporation ceases trading on the NYSE and ending on the close of an applicable Performance Period, as defined in Article I, Section 2(n) of the Plan, the TSR of Mobil Corporation will be measured by multiplying the price of a share of Common Stock of Exxon Mobil Corporation by 1.32015."

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2.   Article V, Section 9(d) of the Plan is amended to read as follows:

          "(d) The Plan may not be amended or terminated on or after a Change of Control until all outstanding Stock Options have been exercised or expired and all payments of Contingent Restricted Stock under the Plan have been made, except as deemed necessary by BP Amoco to make administrative modifications provided that any such modification does not adversely affect the rights or benefits of any Participant, other than a modification which has a de minimis effect on a Participant's rights, benefits or obligations."


Executed this 15th day of February, 2000.

ATTEST                                        ATLANTIC RICHFIELD COMPANY



BY:  [signed by Armineh Simonian]      BY:  [signed by John H. Kelly]
   -------------------------------        ----------------------------
                                            JOHN H. KELLY
                                            Senior Vice President
                                            Human Resources

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